UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 5, 2009

Chase Packaging Corporation

(Exact name of registrant as specified in its charter)

Texas	0-21609	93-1216127
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

636 River Road
Fair Haven, NJ	07704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 741-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Indemnification Agreement

On October 5, 2009, Chase Packaging Corporation (“Chase” or the “Company”) entered into an Indemnification Agreement with Wayne A. Whitener, a director of the Company.  The Indemnification Agreement is the Company’s standard form of Indemnification Agreement, a copy of which was filed on October 23, 2008 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.  Under the Indemnification Agreement, in exchange for Mr. Whitener’s service to the Company, the Company has agreed to indemnify Mr. Whitener, in any threatened, pending, or completed investigation, claim, action, suit, or proceeding whether civil, criminal, administrative, or investigative initiated against the director as a result of his service as a director of the Company, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action.  The foregoing description of the form of Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement previously filed by the Company with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(d)                                  Exhibits.

10.1	Form of Chase Packaging Corporation Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed October 23, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE PACKAGING CORPORATION

Date: October 5, 2009	By:	/s/ Allen T. McInnes
Allen T. McInnes,
President and CEO